EXHIBIT 10.4.2

Confidential
August 5, 2002

MASTER AGREEMENT

     THIS AGREEMENT (“Agreement”) is entered into this 5th day of August, 2002, by and between Level 3 Communications, Inc., a Delaware corporation and Level 3 Communications, LLC, a Delaware limited liability company (collectively, “Level 3”), on the one hand, and XO Communications, Inc., a Delaware corporation (“XO”) and XO Intercity Holdings No. 2, LLC, a Delaware limited liability company (“Grantee”), on the other hand.

     WHEREAS, Level 3 and Grantee have entered into various agreements which they desire to amend as set forth in the Exhibits hereto.

     NOW, THEREFORE, in consideration of the premises, and the mutual conditions and obligations set forth herein, the parties hereto hereby agree as follows (capitalized terms used herein without definition having the meanings ascribed to them in the Cost Sharing and IRU Agreement, dated as of July 18, 1998, as amended (the “IRU Agreement”)):

  1. Transactions.

     Subject to the satisfaction or waiver of the conditions set forth below, at the Closing each of Level 3, XO and Grantee shall execute and deliver to one another the agreements in the forms attached hereto as Exhibits A, B, C and D.

  2. Closing.

     The closing of the transactions contemplated herein (the “Closing”) shall occur no later than the third business day following satisfaction or waiver of all of the conditions set forth in Section 4 (the “Closing Date”).

  3. Covenants.

     (a)  HSR Filing.

     The parties shall make the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) with respect to the transactions contemplated hereby and thereafter take all actions necessary to resolve any investigation or other inquiry concerning such transactions commenced by the Federal Trade Commission or the Antitrust Division of the United States Department of Justice or any state attorneys general, in each case to secure the required approvals without delay. XO and Grantee shall each pay fifty percent (50%) of all filing fees associated with filing under the HSR Act. Subject to the requirements of applicable law, each party will promptly furnish to the other party such information and assistance as such other party may reasonably request in connection with the preparation of such filings and submissions, and will provide to the other party copies of all correspondence, filings and written communications with the relevant governmental authorities in connection with such filings and submissions.

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     (b)  Bankruptcy Court Approval

     Each of XO, Grantee and Level 3 agree to use good faith efforts to secure, as soon as practicable after execution hereof, an order (the “Approval Order”), in form and content satisfactory to XO and Level 3, of the bankruptcy court, in the Chapter 11 bankruptcy proceeding now pending as Case No. 02-12947 (AJG) in the United States Bankruptcy Court for the Southern District of New York, in which XO is the debtor and debtor-in-possession, approving this Agreement and the transactions contemplated hereby (including the Exhibits attached hereto), after due and proper notice to all parties in interest and a hearing. In soliciting the Approval Order, XO will provide testimony confirming the accuracy of the representation contained in Section 5(e) hereof.

     (c)  Further Assurances

     Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable following the end of the period through which XO and Grantee have paid the existing Recurring Charges under the IRU Agreement as provided in Section 6 below.

  4. Closing Conditions.

     The obligations of Level 3, XO and Grantee to complete the transactions contemplated hereby on the Closing Date, as provided in Section 2 hereof, shall be subject to the satisfaction, prior thereto or concurrently therewith, of the following condition, subject to waiver by both parties in their sole discretion:

     (a)  Approval Order

     The Approval Order shall have been issued and remain in full force and effect, and shall not be the subject to any pending appeal.

     (b)  Injunction, Violation of Law, etc.

     The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation and not be subject to any injunction or restraining order, and shall not be prohibited by any court order or agreement binding upon XO, Grantee or Level 3.

     (c)  HSR Compliance

     Any applicable waiting period under the HSR Act shall have expired without action taken to prevent the consummation of the transactions contemplated herein.

     (d)  Compliance; No Breach or Misrepresentation

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     Each party shall have executed and delivered to the other party each agreement attached as an Exhibit hereto and shall have complied with all the provisions thereof to be performed upon such execution. There shall have been no material breach of this Agreement or the occurrence of an event which, with the passage of time or the giving of notice, would constitute a breach, and all of the representations made by the parties in Section 5 shall be true and correct as of the Closing Date in every material respect. Failure by XO and Grantee to make each and every payment required by Section 6 of this Agreement on or before the date such payment is due shall (without the giving of notice) constitute a material breach of this Agreement by XO and Grantee.

  5. Representations.

     Each party represents and warrants to the other as follows:

     (a)  Each party has full power and authority to execute, deliver and perform its obligations under this Agreement.

     (b)  The execution, delivery and performance of this Agreement by each party has been duly and validly authorized by all necessary action on the part of each party, which authorization shall include any affiliates of the parties responsible for performing under this Agreement.

     (c)  This Agreement is a legal, valid and binding obligation of each party, enforceable against each party in accordance with its terms.

     (d)  The execution and delivery of this Agreement by each party and the performance by such party and its affiliates of the terms, covenants and conditions contained herein will not violate the articles of incorporation or by-laws of each party or affiliates, or any order of a court or arbitrator, and will not conflict with and will not constitute a material breach of, or default under, the provisions of any material contract by which either party and its affiliates are bound.

     (e)  XO and Grantee hereby represent and warrant to Level 3 that the only creditors of Grantee as of the date hereof are, and as of the Closing Date shall be, Level 3, XO (and certain of its subsidiaries) and the lenders party to XO’s secured credit facilities.

  6. Payments and Actions Pending Closing.

     Simultaneously with the execution hereof, XO and Grantee have paid to Level 3, by wire transfer of immediately available funds, twelve million six hundred sixty one thousand dollars (U.S. $12,661,000.001), the receipt of which is hereby acknowledged by Level 3. XO and Grantee further agree to pay Level 3 four million three hundred thirty nine thousand dollars (U.S. $4,339,000.00), which shall be due and payable (without demand) in accordance with the following schedule:

Date	Payment Due

September 30, 2002	$1,580,000.00

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October 30, 2002	$1,580,000.00
November 30, 2002	$1,179,000.00

The foregoing payments: (a) shall be made by XO and Grantee in cash, and no credits granted or otherwise available to XO or Grantee may be used to pay the foregoing amounts; (b) shall be nonrefundable; and (c) shall not be affected by or subject to any set off, counterclaim, defense or abatement whatsoever. In the event that Closing occurs, the foregoing payments (if and only if full payment is made on or before the dates set forth above) shall constitute payment in full of the Recurring Charge, relocation expenses, unscheduled maintenance and repair costs, Impositions, interest, penalties or other charges due and payable by Grantee under the IRU Agreement (and by XO under and pursuant to that certain Amendment of Guaranty Agreement executed on or about May 9, 2000) as of the date hereof and through January 1, 2003. In the event that this Agreement is terminated pursuant to Section 7 hereof prior to the Closing, the payments made by XO and Grantee under this Section 6 shall be retained by Level 3 and applied against amounts otherwise due and owing under the IRU Agreement. In addition, each party shall immediately give effect to the credits and other payment concessions and terms contained in Exhibits B and D attached hereto as if the Closing had occurred (except that the credits granted to XO shall not be used to pay amounts due from XO and Grantee as set forth above). In the event that this Agreement is terminated pursuant to Section 7 hereof prior to the Closing, then all payments that would have otherwise been due and owing from one party to the other which were not made as a result of application of credits granted pursuant to Exhibits B and D shall be made within 10 days following such termination (so that the parties’ respective rights and obligations are governed in accordance with various agreements executed prior to the execution of this Agreement). In the event that such payment is not made, each party shall be entitled to offset from its payment obligations hereunder any amounts due and owing from the other party. In addition, prior to the Closing or termination of this Agreement, no party shall take any action with respect to any default or other violation of any agreement being amended in an Exhibit hereto if such default or other violation would be cured, released or otherwise become discharged if the Closing occurs.

  7. Termination.

     This Agreement may be terminated:

     (a)  by either party if the Approval Order has not been issued by October 31, 2002; or

     (b)  by either party if the Closing has not occurred on or prior to February 28, 2003; or

     (c) by the non-defaulting party if the other party materially defaults in the performance of its obligations hereunder, or if there is a material misrepresentation with respect to the matters contained in Section 5 above, and such defaulting party fails to cure such material default within (i) three (3) days following written notice of default from Level 3 in the event of a breach of XO’s and Grantee’s payment obligations under Section 6 hereof, or (ii) thirty (30) days following written notice thereof by the other party for all other breaches.

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In any such case if the Closing has not occurred as a result of a party’s failure to perform its obligations under this Agreement, such party shall not have the right to terminate this Agreement.

  8. Legal Matters.

     (a)  Neither party may assign this Agreement without the prior written approval of the other party, it being understood that assumption of this Agreement as part of the plan approved in XO’s bankruptcy proceeding shall not be deemed an assignment thereof. After the Closing Date, this Agreement, and each of the Exhibits attached hereto, shall be binding and enforceable on all parties in interest, including without limitation any chapter 7 trustee in the event of a conversion of XO’s Chapter 11 bankruptcy proceeding to a Chapter 7 bankruptcy proceeding.

     (b)  No waiver by either party of any right or remedy under this Agreement shall be deemed to be a waiver of any other or subsequent right or remedy under this Agreement. The consent by one party to any act by the other party requiring such consent as provided by this Agreement shall not be deemed to render unnecessary the obtaining of consent to any subsequent act for which consent is required as provided by this Agreement, regardless of whether similar to the act for which consent is given.

     (c)  The laws of the State of New York (without regard to rules governing conflicts of law) shall govern the enforcement of this Agreement. Each party hereby irrevocably waives the right to trial by jury in any proceeding to enforce this Agreement.

     (d)  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

     (e)  This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement. Facsimile signatures shall be sufficient to bind the parties hereto.

     (f)  Neither party shall be liable to the other for any incidental, consequential or punitive damages (including but not limited to any alleged loss of revenue or profits, cost of capital, business interruption, cost of replacement services, claims of customers for service interruptions or transmission problems or loss of opportunity) whether foreseeable or not, that may result from or be related to any performance or breach of this Agreement.

     (g)  The obligations of the parties hereto shall be joint and several.

     (h)  If the Approval Order is obtained, nothing herein shall prevent a party from commencing a separate action or actions for any breach of this Agreement, and the bankruptcy court having jurisdiction over XO’s Chapter 11 proceedings shall retain jurisdiction to hear any such action or actions.

     (i)  The parties recognize that in the event any party hereto shall refuse to perform its obligations under this Agreement, monetary damages will not be adequate. The

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performing party shall therefore be entitled, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement by each non-performing party. In the event of any action to enforce this Agreement, the non-performing party hereby waives the defense that there is an adequate remedy at law. In the event a dispute arises as to the parties’ rights and obligations under this Agreement, the party who substantially prevails in such dispute shall be entitled to be paid immediately by the non-prevailing party the reasonable attorneys’ fees and costs incurred by the prevailing party in connection with the adjudication or other resolution of such dispute.

  9. Public Announcements.

     The parties hereto must agree to any public announcement made by either relating to this Agreement, including the language thereof and the date upon which such public announcement shall be made.

  10. Additional Documents.

     The parties agree to meet, confer, negotiate and execute any additional documents that are reasonably required in order to effectuate the transactions set forth in this Agreement. The parties further agree that the provisions of this Agreement relate to agreements between various wholly owned direct and indirect subsidiaries of each of Level 3 Communications, Inc. and XO Communications, Inc. Each of Level 3 Communications, Inc. and XO Communications, Inc. shall take such steps and execute such documents, and cause each and all of its wholly-owned direct and indirect subsidiaries to take such steps and execute such documents and agreements, as are necessary to effectuate the transactions and commitments contained in this Agreement.

LEVEL 3 COMMUNICATIONS, INC	XO COMMUNICATIONS, INC.

By: /s/ Thomas Stortz	By: /s/ William Garrahan

Title: Group Vice President	Title:Vice President

LEVEL 3 COMMUNICATIONS, LLC	XO INTERCITY HOLDINGS NO. 2, LLC

By: /s/ John Scarano	By: /s/ William Garrahan

Title: Vice President	Title: Vice President

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EXHIBIT A TO MASTER AGREEMENT

THIRD AMENDMENT TO COST SHARING AND IRU AGREEMENT

     This THIRD AMENDMENT TO COST SHARING AND IRU AGREEMENT (the “Amendment”) is entered into this ______day of ______, 200_, and modifies that certain Cost Sharing and IRU Agreement (the “IRU Agreement”) dated July 18, 1998 between Level 3 Communications, LLC (“Grantor”) and XO Intercity Holdings No. 2, LLC (“Grantee”) (formerly “Internext LLC”), as amended by the Second Amendment to Cost Sharing and IRU Agreement dated June 28, 2001. Capitalized terms used but not defined herein shall have the meanings assigned to them in the IRU Agreement.

     Grantee and Grantor desire to amend the IRU Agreement so as to (a) reduce Grantee’s obligation to pay the Recurring Charges otherwise due under the IRU Agreement, and (b) eliminate the IRU (or any other rights, including ownership rights) that Grantee has or may have in and to the Grantee Conduit and certain of the Grantee Fibers conveyed to it under the IRU Agreement. In the event of any inconsistency between the terms of this Amendment and the terms of the IRU Agreement, the terms of this Amendment shall control.

     1.   Reduction in Recurring Charge. From and after January 1, 2003, the Recurring Charge shall be five million dollars ($5,000,000) per year, due and payable in equal installments on the first day of each month remaining in the Term. The first payment of the Recurring Charge after the Effective Date shall be due and payable on January 1, 2003, and shall be $416,666.66. The Recurring Charge (as modified) shall no longer be subject to adjustment as provided in sections 13.04, 13.05, 13.06 or 13.07, all of which sections are hereby deleted. It is the intention of the parties that the Recurring Charge as stated above shall be a fixed amount and any and all provisions of the IRU Agreement indicating that the Recurring Charge is based on actual costs incurred by Grantor are hereby deleted as of January 1, 2003, except that following the expiration or termination of the Term of the IRU as to any Segment, the Recurring Charge shall be decreased by $17.50 for each fiber mile represented by Grantee Fibers in such Segment.

     2.   Relocations, Restorations and Impositions. From and after January 1, 2003, Grantee shall no longer be liable for the payment to Grantor of Grantee’s proportionate share of relocation expenses (as provided for in Section 6.05 of the Agreement), unscheduled maintenance and repair costs (as provided for in Section 12.01 of the Agreement) and Impositions (as provided for in Section 14.03 and 14.04 of the Agreement), all of which shall be paid by Grantor.

     3.   Surrender of Grantee Conduit. Grantee hereby surrenders as of the date hereof the IRU in and to, and any and all other right, title and interest it may have in, all of the Grantee Conduit (except for the portion of Grantee Conduit described in the next following sentence). Grantee shall retain the IRU in and to, and its rights under the Agreement with respect to, the Grantee Conduit along approximately 6.48 miles from the “zero manhole” outside of Grantor’s facilities located at 1 Aerojet Way, North Las Vegas, NV to manhole number 0007-5869 located

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at or near the intersection of the Grantor System and Bonneville Road in Las Vegas, NV, as depicted in Exhibit A attached hereto. Grantee covenants and agrees that Grantee will perform any and all acts necessary or reasonably requested by Grantor to put Grantor in physical possession of the Grantee Conduit surrendered pursuant hereto.

     4.   Surrender of Grantee Fibers. Grantee hereby surrenders as of the date hereof the IRU in and to, and any and all other right, title and interest it may have in, six (6) Grantee Fibers (the “Returned Fibers”) within and along each Segment of the Grantor System where Grantee had previously purchased an IRU in Grantee Fibers pursuant to the Agreement. Grantee shall retain an IRU in eighteen (18) Grantee Fibers within and along each Segment. Grantee covenants and agrees that Grantee will perform any and all acts necessary or reasonably requested by Grantor to put Grantor in physical possession of the Returned Fibers. Grantor’s obligation under Section 10.06 of the Agreement to deliver to Grantee dedicated space and amenities in Regeneration Facilities and Opamp Facilities within and along such Segment(s) shall be limited to providing the amount of space and amenities required to support the remaining eighteen (18) Grantee Fibers (pursuant to Section 10.06 of the IRU Agreement).

     5.   Grantor Retention of IRU Contribution. Notwithstanding the surrender of Grantee Conduit and Returned Fibers accomplished herein, no portion of the IRU Contribution paid by Grantee under the IRU Agreement shall be refunded to Grantee, and Grantor shall be entitled to retain all of the IRU Contribution and other sums, costs, fees or expenses paid by Grantee through the date hereof. In consideration in part for the surrenders referred to in paragraphs 3 and 4 hereof, Grantor acknowledges that Grantee has fully prepaid all costs and expenses relating to the Grantee Fibers of the nature described in clause (iv) of Section 13.01 and all relocation costs.

     6.   Tag-Along Rights. Grantor hereby grants Grantee a one-time tag-along right (“Tag-Along Right”) on fiber installed within and along each Segment or portion of a Segment of the Grantor System where Grantee has purchased an IRU in Grantee Fibers pursuant to the Agreement. The Tag-Along Right shall apply only with respect to the next conduit within which Grantor installs fiber within and along each Segment, and shall be subject to the following:

     A.   Grantor shall give Grantee no less than sixty (60) days prior written notice of its intention to install a fiber optic cable in such conduit within and along any Segment or portion of a Segment, which notice shall contain Grantor’s good faith estimate of the Incremental Costs which will be payable by Grantee if Grantee exercises the Tag-Along Right with respect to such Segment or portion of a Segment. If Grantor installs fiber in one or more conduits contemporaneously under circumstances where one of such conduits is subject to the Tag-Along Right, Grantee may select which conduit is subject to the Tag-Along Right hereunder.

     B.   Grantee may exercise the Tag-Along Right by delivering written notice thereof to Grantor no less than thirty (30) days after delivery of Grantor’s notice delivered under paragraph A above. The Tag-Along Right may be exercised with respect to all of the Segment(s) or portions of Segment(s) which are covered by Grantor’s written notice specified in paragraph A above. If the Tag-Along Right is exercised, the additional fibers within which Grantee acquires an IRU shall be “Additional Grantee Fibers” for purposes of the IRU Agreement.

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     C.   The Tag-Along Right shall entitle Grantee to acquire an IRU in no more than twenty five percent (25%) of the fiber actually installed by Grantor within a conduit.

     D.   If Grantee exercises its Tag-Along Right hereunder, Grantee shall reimburse Grantor for the Incremental Costs associated with the Additional Grantee Fibers installed for Grantee as a result thereof. In addition, upon completion of installation and testing of such Additional Grantee Fibers, the annual Recurring Charge shall be increased by $17.50 per fiber per mile for each Additional Grantee Fiber. The Term of the IRU respecting the Additional Grantee Fibers shall be the remainder of the Term of Initial Grantee Fibers within the same Segment in which such Additional Grantee Fibers are located.

     The Tag-Along Right shall only be applicable to the next conduit along each Segment within which Grantor installs fiber after the date hereof. In the event Grantee shall fail to timely exercise its Tag-Along Right with respect to a Segment or portion of a Segment, or if Grantee notifies Grantor in writing of its desire to surrender such right with respect to any Segment or portion of a Segment, the Tag-Along Right with respect to such Segment (or portion thereof) shall terminate. Once Grantee exercises, disclaims or fails to timely exercise its Tag-Along Right with respect to a portion of a Segment, Grantee shall have no further Tag-Along Right respecting other conduits within such portion of such Segment, and once Grantee exercises, disclaims or fails to timely exercise its Tag-Along Right with respect to an entire Segment, Grantee shall have no further Tag-Along Right respecting other conduits within such Segment.

     7.   Option on Additional Conduit. For a period commencing upon execution hereof and ending on July 31, 2007, Grantee shall have the option, subject at all times to the conditions and provisions set forth below, on one or more occasions to acquire a 20-year IRU in one (but only one) additional conduit within and along any Segment or portion of a Segment of the Grantor System (which additional conduit, when and if acquired, shall be “Grantee Conduit” under the Agreement), provided that:

     A.   The IRU Contribution due and payable from Grantee to Grantor shall be $15.00 per conduit foot, twenty five percent (25%) of which shall be due and payable on the date when Grantee delivers written notice to Grantor exercising the option granted herein, and the balance of which shall be due and payable no later than fifteen (15) days after Grantor has completed installation and testing of fiber within the Grantee Conduit. The IRU shall not commence, and Grantee shall have no right to use the Grantee Conduit or the fibers installed therein, until the full IRU Contribution has been paid by Grantee.

     B.   The Recurring Charge due and payable from Grantee to Grantor shall be $25.00 per fiber mile per year (based on the total fiber count requested by Grantee, less any fibers retained by Grantor under subparagraph (F) below), the first monthly installment of which shall be due and payable no later than fifteen (15) days after Grantor has completed installation and testing of fiber within the Grantee Conduit.

     C.   The amounts payable by Grantee for the IRU Contribution and the Recurring Charge shall be subject to a minimum of one mile (1) for each contiguous portion of Grantee

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Conduit subject to this Section (so that, if Grantee purchased two portions of non-contiguous Grantee Conduit of .5 mile each, the IRU Contribution and Recurring Charges payable by Grantee for such portions would be based on two (2) miles). The IRU Contribution and Recurring Charge fee due and payable from Grantee shall be calculated from the locations of the interconnection points requested by Grantee (provided that such interconnection points are reasonably technically feasible); without regard to the location of the actual interconnection points determined by Grantor.

     D.   Grantor shall be responsible for the procurement, installation and testing of the fiber optic cable to be installed within the Grantee Conduit, and Grantee shall reimburse Grantor for all Costs incurred by Grantor in connection therewith, plus fifteen percent (15%). If Grantor does not intend to retain fiber under subparagraph (f) below or in the event that Grantor desires to retain fiber and requires the same fiber type as Grantee intends to use, then Grantee may supply the fiber and Grantor shall use such fiber for installation into the Grantee Conduit. If Grantor intends to retain fiber but requires a different fiber type as Grantee intends to use, then Grantor shall procure the fiber cable containing fibers meeting the requirements of each of Grantee and Grantor, and Grantee and Grantor shall share in the costs thereof on a pro rated basis based on fiber count. Prior to commencement of installation of such fiber, Grantor shall deliver to Grantee a good faith estimate of the Costs (plus the fifteen percent fee) that Grantor anticipates will be incurred in connection with the installation, and Grantee shall pay such amount to Grantor prior to commencement of installation of the fiber cable. The parties shall true-up the amounts owed after completion of installation and full calculation of the Costs incurred by Grantor in connection therewith. Grantee shall not be permitted to pay amounts due and owing under this subparagraph through application of credits granted to Grantee or its affiliates under and pursuant to that certain Amendment to Workout Agreement dated of even date herewith.

     E.   Grantee shall have no option to acquire an IRU in Grantee Conduit under this Section where the contiguous length of the Grantee Conduit is greater than twenty (20) miles, and Grantee shall be permitted to obtain an IRU in no greater than fifty (50) sections of the Grantor System during the life of the option granted hereunder.

     F.   Grantor shall be permitted to retain title in and to up to fifty percent (50%) of the fibers designated for installation by Grantee within the Grantee Conduit, provided that (a) the IRU Contribution otherwise due and payable from Grantee shall be reduced by a percentage equal to the percentage of fibers retained by Grantor (and if Grantee has provided the fiber optic cable pursuant to subparagraph (D) above, Grantor shall reimburse Grantee for such percentage of the costs of such cable); and (b) the amounts due and payable by Grantee for installation of the fiber shall be reduced by a percentage equal to the percentage of fibers retained by Grantor (so that, if Grantor retained 40% of the total fibers within the Grantee Conduit, the IRU Contribution would be reduced by 40%). Grantor shall be responsible for determining, in its sole discretion, the location of interconnection points and the manner of interconnection to Grantee’s fiber or systems, provided that Grantor shall use reasonable commercial efforts to accommodate Grantee’s requests as to location. Grantor shall not be obligated to deliver the Grantee Conduit to Grantee hereunder if Grantor has determined, in its reasonable judgment, that it is not technically feasible or advisable to deliver such Grantee Conduit to Grantee.

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     G.   Notwithstanding the foregoing, Grantee shall have no option to acquire an IRU in Grantee Conduit under this Section in any Segment or portion of a Segment where Grantor has four (4) or fewer spare conduits within the Grantor System.

     H.   The option granted hereunder may be exercised by Grantee by delivering written notice thereof to Grantor, which written notice shall include a request for installation of fiber (specifying the type of fiber to be installed and the number of strands requested by Grantee) and payment of twenty five percent (25%) of the IRU Contribution for the requested Grantee Conduit (calculated in accordance with subparagraphs (A) and (C) above).

     I.   At any time after Grantee obtains an IRU in Grantee Conduit pursuant to this section 7, it may elect upon not less than 30 days prior written notice to Grantor to terminate such IRU, whereupon the Term shall expire with respect to such Grantee Fibers and/or Grantee Conduit in such Segment and all title to and/or rights to the use thereof shall revert to Grantor without reimbursement of any of the IRU Contribution or other sums, costs, fees or expenses previously made with respect thereto, and from and after such time Grantee shall have no further rights, obligations or liabilities hereunder or any other liability with respect thereto. Notwithstanding the foregoing, Grantee shall continue to reimburse Grantor for any a pro rated share (based on fiber count) of the actual and direct costs and expenses paid to providers of right-of-way resulting from the installation of fiber within the surrendered Grantee Conduit; in no event, however, shall such reimbursement exceed the Recurring Charge that would have otherwise been paid by Grantee for the surrendered Grantee Conduit.

     8.   Term and Ratification. The Term shall be unaffected by this Amendment. Save as specifically modified by this Amendment, all terms of the IRU Agreement are hereby ratified and confirmed.

LEVEL 3 COMMUNICATIONS, LLC	XO INTERCITY HOLDINGS NO. 2, LLC

By:	By:

Title:	Title:

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Exhibit A to Third Amendment to Cost Sharing and IRU Agreement
Depiction of Retained Grantee Conduit

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EXHIBIT B TO MASTER AGREEMENT

FIRST AMENDMENT TO

NATIONAL MASTER COMMUNICATIONS SERVICES AGREEMENT

     This FIRST AMENDMENT TO NATIONAL MASTER COMMUNICATIONS SERVICES AGREEMENT (the “Amendment”) is entered into this ______day of ______, 200_ (“Amendment Effective Date”), by and between Level 3 Communications, LLC, a Delaware limited liability company (“Customer”) and XO Communications, Inc. on behalf of its operating subsidiaries and affiliates, a Delaware corporation (formerly known as “Nextlink Communications, Inc.” and hereinafter referred to as “Service Provider”). This Amendment amends and modifies that certain National Master Communications Services Agreement (the “Agreement”) between Customer and Service Provider dated as of April 16, 1999. Capitalized terms used but not defined herein shall have the same meanings as set forth in the Agreement.

     1.   Term and Renewal Options. Section 15.1 of the Agreement is hereby modified so that the term of the Agreement shall be extended through June 1, 2005.

     2.   Taxes. Section 17.1 of the Agreement is hereby amended by deleting the provision in its entirety and replacing it with the following:

“The charges for Services are net of any applicable taxes and surcharges. Customer shall be responsible for and shall pay any taxes, arising in any jurisdiction, including without limitation, sales, use, excise, gross receipts, value added, access, bypass, franchise, telecommunications, consumption, or other taxes, fees, duties, charges or surcharges; however, designated, imposed on or based on the provision, sale or use of the Services, including taxes imposed directly on Service Provider. In the event Customer believes it or the Services is exempt from any tax, Customer will provide Service Provider with a properly executed exemption certificate evidencing such claimed exemption. In no case shall Customer be responsible for any income taxes levied upon Services Provider’s or any underlying carrier’s net income. Customer agrees that its obligation to pay taxes under this Section shall survive the expiration or earlier termination of the Agreement Term.”

     3.   Regulations. Section 18.1 of the Agreement is hereby amended by deleting the provision in its entirety and replacing it with the following:

“Each Party represents that it is not aware of any facts that would justify a complaint to the Federal Communications Commission or any state regulatory authority concerning the prices, terms or conditions of the transactions contemplated by this Agreement. The Parties also agree that in the event of a decision by a telecommunications regulatory authority at the federal, state or local level that necessitates modifications in this Agreement, including modifications to the pricing or compensation issues associated with the provision of the

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Services provided hereunder, the Parties will negotiate in good faith to modify this Agreement in light of such decision (provided, however, that neither Party shall be obligated to agree to any such modifications). If the Parties are unable to agree on such modifications to this Agreement and (in the absence of such modifications) the Service Provider determines that it would be technically or economically infeasible for Service Provider to continue to provide service hereunder, Service Provider may, upon ninety (90) days’ written notice, terminate this Agreement without penalty.”

     4.   Services. The Parties agree that the Customer may only procure point to point private line services under the terms of this Agreement. The Agreement may be amended by mutual agreement between the Parties in accordance with the terms herein in order to incorporate other Service Provider product/service offerings during the term of this Agreement.

     5.   Notices. Section 21.1 of the Agreement is hereby amended by changing the Service Provider’s address for notification purposes to the following:

XO Communications, Inc.
11111 Sunset Hills Road
Reston, VA 20190
Attn: Assistant General Counsel

     6.   Credit. Customer is hereby granted a credit in the amount of two million five hundred thousand dollars (U.S. $2,500,000.00) (the “Credit”) which may be used by Customer to pay any invoice for Services ordered under the Agreement (as amended) which are presently due and owing or hereafter delivered (or, at Customer’s option, any other amounts due and owing to Service Provider (or any of its affiliates or subsidiaries) under the Agreement or otherwise). The Credit may be applied to any invoices for Services delivered under the Agreement (regardless of whether such Services were ordered prior to or after the date of execution hereof). All invoices for Services shall show the usage of the Credit and the amount of the Credit remaining (Customer shall retain the same rights as it has under the Agreement to dispute any invoiced amounts).

     6.   Ratification. Except as amended by this Amendment, the original terms and provisions of the Agreement shall continue in full force and effect and the Agreement, as amended by this Amendment, is hereby ratified and confirmed.

     7.   Entire Agreement/Amendment. This Amendment constitutes the entire and final agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Agreement, including this Amendment, may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each Party. In no event shall this Agreement, including this Amendment, be modified or amended in anyway by
e-mail.

Confidential
August 5, 2002

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Amendment Effective Date.

LEVEL 3 COMMUNICATIONS, LLC	XO COMMUNICATIONS, INC.

BY:	BY:

TITLE:	TITLE:

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August 5, 2002

EXHIBIT C TO MASTER AGREEMENT

THIRD AMENDMENT
MASTER WAVELENGTHS AGREEMENT

     THIS THIRD AMENDMENT TO MASTER WAVELENGTHS AGREEMENT (“Amendment”) is made and entered into as of the ______day of ______, 200_, by and between LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company (“Level 3”) and XO COMMUNICATIONS, INC., a Delaware corporation (“Customer”). This Amendment modifies and amends that certain Master Wavelengths Agreement dated April 25, 2001 between Level 3 and Customer (as amended, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

ARTICLE 1

PO&M Charge

1.   Section 9.4 of the Agreement is hereby amended to read as follows:

       9.4    Power, Operations and Maintenance.

(a) For any Route of Capacity provided pursuant to an IRU, Customer shall pay to Level 3 commencing with the Acceptance Date of each Route and continuing until the expiration of the Capacity Term with respect to such Route, an annual charge (the “PO&M Charge”) equal to 1% of the IRU Route Price for each U.S. Route of Capacity and 2.5% of the IRU Route Price for each European Route of Capacity. The PO&M Charge is intended to cover the expenses of supplying power, operations and maintenance services necessary to continue effective availability of the Capacity for the Term.

(b) The PO&M Charge shall be invoiced annually and shall be due and payable by Customer on May 1 of each year for each and every Route of Capacity in existence as of the date of invoice. The PO&M Charge for any new Route of Capacity ordered hereunder shall be due on the Acceptance Date thereof and shall be prorated to the next following April 30. In the event that the IRU Route Price payable by Customer hereunder increases for any Route of Capacity, the additional PO&M Charge related to such increase shall be due and payable on the date such additional IRU Route Price is payable by Customer and shall be prorated to the next following April 30.

2.   As of the date of this Amendment, the amount of the PO&M Charge due from Customer for all Routes of Capacity in existence as of May 1, 2002 is $869,480 (which includes all PO&M Charges due for existing Routes of Capacity through April 30, 2003). This amount has been paid

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by Customer upon execution of this Amendment as a result of the application against the credit pursuant to Section 3 below.

3.   Pursuant to an agreement between the parties dated April 25, 2001, Level 3 purchased certain transmission gear owned by XO and in payment therefor provided XO with a credit which could be used by XO to purchase of wavelength services provided by Level 3 under the Agreement. The parties have subsequently had discussions and negotiations regarding the amount of the credit granted and the balance remaining with respect to the credit. The parties hereby agree that, as a result of payment in full of the amounts listed in Section 2 above, and payment in full of all of the invoices listed in Exhibit A (but only to the extent that such invoices cover wavelength PO&M Charges and the IRU Route Price due under the Agreement) attached hereto, a the balance of the credit remaining to XO as of July 30, 2002 is $1,581,333.

4.   This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

5.   Except as amended by this Amendment, the original terms and provisions of the Agreement shall continue in full force and effect and the Agreement, as amended by this Amendment, is hereby ratified and confirmed.

6.   This Amendment constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Agreement, including this Amendment, may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party. In no event shall the Agreement, including this Amendment, be modified or amended in anyway by e-mail.

IN WITNESS WHEREOF, Level 3 and Customer have executed this Amendment as of the date first above written.

LEVEL 3 COMMUNICATIONS, LLC, A Delaware limited liability company (“Level 3”)

By

Title:

XO COMMUNICATIONS, INC., A Delaware corporation

By

Title:

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August 5, 2002

Exhibit A to Third Amendment to Master Wavelengths Agreement
Wavelength IRU Route Price and PO&M Charges Invoices Paid In Full

Circuit #	Description / Segment A End	Description / Segment Z End	Invoice #

21	Atlanta — L3Gw	Nashville — SYN	533130
22	Atlanta — L3Gw	Nashville — SYN	533130
47	Atlanta — L3Gw	Orlando — L3Gw	533130
48	Atlanta — L3Gw	Orlando — L3Gw	590942
51	Austin – SYN	San Antonio — SYN	486972
52	Austin — SYN+	San Antonio — SYN	486972
3	Baltimore — L3Gw	Philadelphia — L3Gw	486972
9	Boston — L3Gw	Cleveland — SYN	434706
10	Boston — L3Gw	Cleveland — SYN	434706
103 (17/19)	Chicago	Nashville	590942	(434706)
104 (18/20)	Chicago	Nashville	590942	(434706)
81	Chicago — L3Gw	Cincinnati — L3Gw	434706
82	Chicago — L3Gw	Cincinnati — L3Gw	486972
25	Chicago — L3Gw	St. Louis — L3Gw	486972
26	Chicago — L3Gw	St. Louis — L3Gw	486972
83	Cincinnati — L3Gw	Nashville — SYN	434706
84	Cincinnati — L3Gw	Nashville — SYN	434706
13	Cleveland – SYN	Detroit — L3Gw	486972
14	Cleveland — SYN (b)	Detroit — L3Gw	533130
79	Cleveland – SYN	Washington D.C. L3GW	486972
80	Cleveland – SYN	Washington D.C. L3GW	486972
11	Cleveland (b)	Washington D.C	533130
12	Cleveland (b)	Washington D.C	533130
89	Dallas — L3Gw	Houston — L3Gw	486972
90	Dallas — L3Gw	Houston — L3Gw	590942
39	Dallas — L3Gw	Houston — L3Gw	486972
40	Dallas — L3Gw	Houston — L3Gw	486972
35	Dallas — L3Gw	Memphis — SYN	486972
36	Dallas — L3Gw	Memphis — SYN	486972
49	Dallas (b)	Austin	533130
50	Dallas (b)	Austin	533130
29	Denver — L3Gw	Omaha — SYN	533130
30	Denver — L3Gw	Omaha — SYN	533130
15	Detroit — L3Gw	Chicago — L3Gw	486972
16	Detroit — L3Gw	Chicago — L3Gw	533130
93	Las Vegas – SYN	Salt Lake City — SYN	533130
94	Las Vegas – SYN	Salt Lake City — SYN	533130
95	Los Angeles — L3Gw	Las Vegas — SYN	533130
96	Los Angeles — L3Gw	Las Vegas — SYN	533130
77	Los Angeles — L3Gw	Sacramento — SYN	486972
78	Los Angeles — L3Gw	Sacramento — SYN	486972
59	Los Angeles	San Diego	878541

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60	Los Angeles	San Diego	878541
75	Los Angeles — L3Gw	San Jose — L3Gw	533130
76	Los Angeles — L3Gw	San Jose — L3Gw	533130
37	Memphis – SYN	Nashville — SYN	434706
38	Memphis – SYN	Nashville — SYN	434706
41/43	Miami — L3Gw	Houston — L3Gw	533130
42/44	Miami — L3Gw	Houston — L3Gw	533130
45	Miami — L3Gw	Orlando — L3Gw	397405
46	Miami — L3Gw	Orlando — L3Gw	397405
85	Nashville – SYN	Atlanta — L3Gw	533130
86	Nashville – SYN	Atlanta — L3Gw	533130
87	Nashville – SYN	Dallas — L3Gw	486972
88	Nashville – SYN	Dallas — L3Gw	486972
7	New York City — L3Gw — 111 8th Ave	Boston — L3Gw	486972
8	New York City — L3Gw — 111 8th Ave	Boston — L3Gw	486972
27	Omaha — SYN	St. Louis — L3Gw	486972
28	Omaha — SYN	St. Louis — L3Gw	533130
4	Philadelphia — L3Gw	Baltimore — L3Gw	486972
5	Philadelphia — L3Gw	New York City — L3Gw — 111 8th Ave	486972
6	Philadelphia — L3Gw	New York City — L3Gw — 111 8th Ave	486972
63	Phoenix — L3Gw	Stratford — RL	434706
64	Phoenix — L3Gw	Stratford — RL	434706
69	Portland — SYN	Sacramento — SYN	486972
70	Portland — SYN	Sacramento — SYN	486972
55	Salt Lake City — SYN	Denver — L3Gw	533130
56	Salt Lake City — SYN (b)	Denver — L3Gw	533130
57	Salt Lake City — SYN	Los Angeles — L3Gw	590942
58	Salt Lake City — SYN	Los Angeles — L3Gw	533130
53	San Antonio — SYN	Houston — L3Gw	486972
54	San Antonio — SYN	Houston — L3Gw	486972
61	San Diego — L3Gw	Phoenix — L3Gw	486972
62	San Diego — L3Gw	Phoenix — L3Gw	486972
105	San Francisco — L3Gw	Sacramento — SYN	533130
106	San Francisco — L3Gw	Sacramento — SYN	533130
101	San Francisco	Sacramento	878541/975563
102	San Francisco	Sacramento	878541/975563
97	San Jose — L3Gw	Los Angeles — L3Gw	533130
98	San Jose — L3Gw	Los Angeles — L3Gw	533130
65	Seattle — L3Gw	Salt Lake City — SYN	486972
66	Seattle — L3Gw+	Salt Lake City — SYN	486972
67	Seattle (b)	Portland	533130
68	Seattle (b)	Portland	533130
33	Stratford — RL	Dallas — L3Gw	486972
34	Stratford — RL	Dallas — L3Gw	486972
31	Stratford — RL	Denver — L3Gw	533130
32	Stratford — RL	Denver — L3Gw	533130
91	Stratford — RL	Denver — L3Gw	533130
92	Stratford — RL	Denver — L3Gw	533130
23	Washington D.C. L3GW	Atlanta — L3Gw	533130
24	Washington D.C. L3GW	Atlanta — L3Gw	533130

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August 5, 2002

1	Washington D.C. L3GW	Baltimore — L3Gw	486972
2	Washington D.C. L3GW	Baltimore — L3Gw	486972

IP Circuits

1	Dallas — L3Gw (a)	Atlanta — L3Gw	533130
2	Washington D.C. L3GW (a)	Atlanta — L3Gw	533130
3	Chicago — L3Gw	Dallas — L3Gw (a)	533130
4	Chicago — L3Gw	Denver — L3Gw (a)	533130
5	New York City — L3Gw — 111 8th Ave (a)	Chicago — L3Gw	533130
6	Washington D.C. L3GW (a)	Chicago — L3Gw	533130
7	Dallas — L3Gw (a)	Denver — L3Gw	878541
8	Los Angeles — L3Gw (a)	Dallas — L3Gw	533130
9	Denver — L3Gw	San Francisco — L3Gw (a)	533130
10	San Jose — L3Gw (a)	Los Angeles — L3Gw	533130
11	Washington D.C. L3GW (a)	San Jose — L3Gw	533130

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August 5, 2002

EXHIBIT D TO MASTER AGREEMENT

FIRST AMENDMENT TO WORKOUT AGREEMENT

     This FIRST AMENDMENT TO WORKOUT AGREEMENT (the “Amendment”) is entered into this ______day of ______, 200______(“Amendment Effective Date”), and modifies that certain Workout Agreement (the “Workout Agreement”) dated October 30, 2001 between Level 3 Communications, Inc. (together with its affiliates and subsidiaries, “Level 3”) and XO Communications, Inc. (together with its affiliates and subsidiaries, “XO”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Workout Agreement.

     1.   Credits. Prior to July 31, 2002, XO has not used any of the credits granted to it pursuant to Section 7 of the Workout Agreement. The parties hereby agree to delete Section 7 of the Workout Agreement in its entirety (and the credits granted therein are hereby cancelled) and replace it with the following:

“XO is hereby granted a credit in the amount of seven million five hundred thousand dollars (U.S. $7,500,000.00) which may be used by XO, in its sole discretion, to pay any invoice for services ordered from or delivered by Level 3 which are presently due and owing or hereafter delivered (or, at XO’s option, any other amounts due and owing to Level 3, including, but not limited to, the “Recurring Charge” due after January 1, 2003 under and pursuant to that certain Cost Sharing and IRU Agreement dated July 18, 1998, as amended, between XO Intercity Holdings No. 2, LLC f/k/a INTERNEXT, LLC and Level 3 Communications, LLC). The credit may be applied to any invoices for services delivered by Level 3 (regardless of whether such services were ordered prior to or after the date of execution hereof). When utilizing the credit for a partial payment of an invoice, XO shall give written notification to Level 3 regarding same. The parties recognize that this new $7.5 million credit issued herein shall be separate from the existing credits established in the Definitive Agreement, and that the terms of this Workout Agreement shall govern XO’s utilization of this new credit. The credit granted pursuant to this Section shall expire to the extent that it is not used within eight (8) years after the Amendment Effective Date of the First Amendment to this Workout Agreement. This credit provision shall survive the termination of the Workout Agreement.”

     2.   Wavelength Purchase Exclusivity. XO hereby agrees to purchase all of its requirements for wavelength services within the United States and Europe exclusively from Level 3 for a period of five (5) years (subject to Level 3 providing competitive pricing and other terms and conditions and having capacity available to meet XO’s requirements). Level 3 shall waive its rights to exclusivity and XO shall be permitted to purchase wavelength services from other carriers without violating this Section if (a) Level 3’s pricing increases over Level 3’s current pricing, or (b) XO purchases such services from a reputable carrier at a price with

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associated service level agreements (“SLAs”) which (after providing Level 3 the opportunity to meet or beat such pricing and beat or meet such SLAs) is less than the price with comparable SLAs offered by Level 3, or (c) XO is procuring such wavelength services for the purpose of providing services which are route diverse from existing wavelength services purchased from Level 3, and Level 3 is unable to provide such diversely routed wavelength services. The foregoing provisions regarding exclusivity shall not be construed as limiting the parties’ current agreements regarding wavelength pricing and SLAs set forth in the Wavelength Agreement.

     3.   Payment of Boston Joint Build Obligations. Level 3 hereby acknowledges and agrees that, as a result of execution and performance by XO of its obligations under this Amendment , XO shall be deemed to have fully paid all sums due and owing to Level 3 under and pursuant to certain agreements (a full list of which is attached hereto as Exhibit A) relating to the construction of communications facilities in Boston, MA (the “Boston Joint Build Agreements”). Provided that XO is not then in default of this Amendment or of any of the agreements executed contemporaneously herewith, Level 3 hereby agrees to convey title to the facilities that XO agreed to purchase pursuant to the Boston Joint Build Agreement (a) within five (5) days after the Amendment Effective Date for any segments that have been completed prior to the Amendment Effective Date, or (b) within five (5) days after the completion of any segments that are not completed as of the Amendment Effective Date. In addition, XO is currently negotiating a Participant Agreement with Level 3 and the Massachusetts Turnpike Authority (“MTA”) which is not yet executed but which will, when and if executed, convey certain rights to XO in and to eight (8) one and one quarter inch innerducts across the Dalton Street Bridge and the Massachusetts Avenue Bridge; when and if such agreement is executed, and as a result of execution and performance by XO of its obligations under this Amendment, XO shall be deemed to have fully paid all sums due and owing to Level 3 relating to reimbursement for “Costs” (as defined in the Participants Agreement) incurred by Level 3 in connection with the delivery and installation of the eight innerducts (but XO shall not be released from any liability that XO may have to the MTA under the Participant Agreement, and XO shall continue to be liable to the MTA for the payment of fees due thereunder). Level 3 agrees to cooperate with XO in connection with efforts to finalize and execute the Participant Agreement. Each party acknowledges that it has no control over, or obligation to control, the MTA in connection with the negotiation or execution of the Participant Agreement.

     4.   Ratification. Except as amended by this Amendment, the original terms and provisions of the Workout Agreement shall continue in full force and effect and the Workout Agreement, as amended by this Amendment, is hereby ratified and confirmed.

     5.   Entire Agreement/Amendment. This Amendment constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Workout Agreement, including this Amendment, may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party. In no event shall this Workout Agreement, including this Amendment, be modified or amended in anyway by e-mail.

Confidential
August 5, 2002

IN WITNESS WHEREOF, the parties hereto have caused this Workout Agreement to be executed by their duly authorized representatives as of the Amendment Effective Date.

LEVEL 3 COMMUNICATIONS, LLC	XO COMMUNICATIONS, INC.

By:	By:

Title:	Title:

Confidential
August 5, 2002

Exhibit A to First Amendment to Workout Agreement
Boston Joint Build Agreements

1.     Joint Build Agreement dated April 15, 1998 between Level 3 Communications, LLC and Nextlink Communications, Inc., as amended.

2.     Scope of Work — Ware Street Joint Build dated May 18, 1999 between Level 3 Communications, LLC and Nextlink Massachusetts, Inc.
3.     Scope of Work — Bent Street Joint Build — Segment A-1 dated April 25, 2000 between Level 3 Communications, LLC and Nextlink Massachusetts, Inc.
4.     Scope of Work — Bent Street to the Longfellow Bridge Joint Build — Segments A-2, A-3 and A-4 dated April 25, 2000 between Level 3 Communications, LLC and Nextlink Massachusetts, Inc.
5.     Scope of Work — Longfellow Bridge Joint Build — Segment A-5 dated April 25, 2000 between Level 3 Communications, LLC and Nextlink Massachusetts, Inc.
6.     Participants Agreement — Cambridge Street from Longfellow Bridge to Scollay Square from Somerset Street to Tremont Street — 3,600 Feet dated December 13, 1999 between Level 3 Communications, LLC and Nextlink Communications, Inc.
7.     Participants Agreement — 650 Feet in Kingston Street from Essex Street to Summer Street; 600 Feet in Summer Street from Kingston Street to High Street; 770 Feet in High Street from Summer Street to Congress Street; 3120 Feet in Congress Street from High Street to Sudbury Street; 950 Feet in Sudbury Street from Congress Street to Scollay Square dated December 13, 1999 between Level 3 Communications, LLC and Nextlink Communications, Inc.
8.     Participants Agreement — 550 Feet in Charles Street South from Boylston Street to Stuart Street; 550 Feet in Stuart Street from Charles Street South to Washington Street; 900 Feet in Kneeland Street from Washington Street to Harrison Avenue; 650 Feet in Harrison Avenue from Kneeland Street to Essex Street; 450 Feet in Essex Street from Harrison Avenue to Kingston Street dated December 13, 1999 between Level 3 Communications, LLC and Nextlink Communications, Inc.
9.     Participants Agreement — 6000 Feet in Boylston Street, from Massachusetts Avenue to Charles Street dated December 13, 1999 between Level 3 Communications, LLC and Nextlink Communications, Inc.
10.     Participants Agreement — 250 Feet in Massachusetts Avenue from Boylston Street to Belvidere Street; 750 Feet in Belvidere Street from Massachusetts Avenue to Dalton Street; 650 Feet in Dalton Street from Belvidere Street to Boylston Street dated July 31, 2001 between Level 3 Communications, LLC and XO Communications, Inc.
11.     Participants Agreement — 720 Feet in Commonwealth Avenue from Massachusetts Avenue to Hereford Street; 150 Feet in Hereford Street from Commonwealth Avenue to Commonwealth Avenue; 720 Feet in Commonwealth Avenue from Hereford Street to Massachusetts Avenue dated December 13, 1999 between Level 3 Communications, LLC and Nextlink Communications, Inc.
12.     Participants Agreement — 1600 Feet in Massachusetts Avenue from the Harvard Bridge to Boylston Street dated December 13, 1999 between Level 3 Communications, LLC and Nextlink Communications, Inc.
13.     Scope of Work — The Harvard Bridge Joint Build — Segment A-13 dated April 25, 2000 between Level 3 Communications, LLC and Nextlink Massachusetts, Inc.

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14.     Scope of Work — Bent Street to the Harvard Bridge Joint Build — Segments A-14, A-15, A-16, A-17 & A-18 dated April 25, 2000 between Level 3 Communications, LLC and Nextlink Massachusetts, Inc.

15.     Scope of Work — Fulkerson Street Joint Build — Segment B1-1 dated April 25, 2000 between Level 3 Communications, LLC and Nextlink Massachusetts, Inc.
16.     Scope of Work — Kirkland Street Joint Build — Segment B-5 dated April 25, 2000 between Level 3 Communications, LLC, and Nextlink Massachusetts, Inc., as amended.
17.     Scope of Work — Line Street & Cambridge Street Joint Build — Segments B-6 & B-7 dated April 25, 2000 between Level 3 Communications, LLC and Nextlink Massachusetts, Inc.
18.     Scope of Work — Third Street Joint Build — Segment B-8 dated April 25, 2000 between Level 3 Communications, LLC and Nextlink Massachusetts, Inc.
19.     Scope of Work — Concord Turnpike to Massachusetts Avenue Joint Build - Segment C-5A dated December 6, 2000 between Level 3 Communications, LLC and Nextlink Communications, Inc.
20.     Scope of Work — Somerville Avenue and Washington Street Joint Build - Segment C-5E dated December 6, 2000 between Level 3 Communications, LLC and Nextlink Communications, Inc.
21.     Scope of Work — Alewife Brook Parkway from Massachusetts Avenue to Broadway Joint Build — Segment C-5F dated December 6, 2000 between Level 3 Communications, LLC and Nextlink Communications, Inc.
22.     Scope of Work — Alewife Brook Parkway to Somerville Avenue Joint Build - Segment C-5G dated December 6, 2000 between Level 3 Communications, LLC and Nextlink Communications, Inc.
23.     Scope of Work — Somerville Avenue from Central Street to Sacramento Street Joint Build — Segment E-1 dated December 6, 2000 between Level 3 Communications, LLC and Nextlink Communications, Inc.